UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 24, 2006

Date of report (Date of earliest event reported)

WATCHGUARD TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26819	91-1712427
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

505 Fifth Avenue South, Suite 500, Seattle, WA 98104

(Address of principal executive offices, including zip code)

(206) 521-8340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

On July 24, 2006, WatchGuard Technologies, Inc., Gladiator Corporation and Warrior Merger Sub, Inc., a wholly owned subsidiary of Gladiator Corporation, entered into an Agreement and Plan of Merger under which Warrior Merger Sub, Inc. will be merged with and into WatchGuard, with WatchGuard surviving the merger as a wholly owned subsidiary of Gladiator Corporation. The consummation of the merger is subject to the conditions set forth in the merger agreement, including approval of the merger agreement by WatchGuard’s stockholders, the requirement that less than 15% of WatchGuard’s issued and outstanding shares exercise their appraisal rights under the Delaware General Corporation Law, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions.

At the effective time of the merger, each outstanding share of WatchGuard common stock will be converted into the right to receive $4.25 in cash. In addition, each outstanding option to purchase shares of WatchGuard common stock will be cancelled at the time of the merger, with holders of options (whether or not vested) with an exercise price less than $4.25 per share entitled to receive for each such option a cash payment equal to (i) the amount by which $4.25 exceeds the per share exercise price for the option multiplied by (ii) the number of shares subject to such option.

The merger agreement contains customary representations, warranties and covenants, including covenants relating to obtaining the requisite approvals of the stockholders of WatchGuard, restricting the solicitation of competing acquisition proposals by WatchGuard and WatchGuard’s conduct of its business between the date of the signing of the merger agreement and the closing of the merger. The merger agreement also provides for the payment of a termination fee of up to $5,750,000 plus up to $250,000 in expenses by WatchGuard to Gladiator Corporation in specified circumstances in connection with the termination of the merger agreement.

The merger agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about WatchGuard. The representations and warranties of each party set forth in the merger agreement have been made solely for the benefit of the other parties to the merger agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified in certain instances by confidential disclosure schedules delivered to Gladiator Corporation in connection with the signing of the merger agreement, (ii) are subject to a materiality standard that may differ from what may be viewed as material by investors and (iii) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement. Information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in WatchGuard’s public disclosures.

Certain directors and certain officers of WatchGuard, including Edward J. Borey, Bradley E. Sparks, Michael R. Hallman, Richard A. LeFaivre, Steven N. Moore and William J. Schroeder, who beneficially own approximately 5.7% of WatchGuard’s outstanding capital stock in the aggregate (including vested options with an exercise price less than the trading price of such stock), have agreed, pursuant to a Support Agreement with Gladiator Corporation, dated as of July 24, 2006, that they will vote all their shares in favor of the merger and the adoption of the merger agreement and against any other proposal or offer to acquire WatchGuard. Director Michael R. Kourey, who beneficially owns 4,000 shares of WatchGuard’s capital stock and 10,000 vested options with an exercise price less than the trading price of such stock, is expected to execute the support agreement shortly.

The foregoing description of the merger, the merger agreement and the support agreement is not complete and is qualified in its entirety by reference to the merger agreement and the support agreement, which are respectively filed as Exhibits 2.1 and 10.1 hereto and are incorporated herein by reference.

A copy of WatchGuard’s press release announcing the merger is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information About the Proposed Transaction and Where to Find It

WatchGuard will file a proxy statement and other documents regarding the proposed transaction with the Securities and Exchange Commission (SEC). Investors and security holders are advised to read the proxy statement and other materials as they become available because they will contain important information about the proposed acquisition and WatchGuard. Investors and security holders will be able to obtain a free copy of the proxy statement and other documents filed by WatchGuard from the SEC Web site at www.sec.gov.

WatchGuard’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WatchGuard in connection with the proposed transaction. Information about the directors and executive officers of WatchGuard is set forth in the proxy statement for WatchGuard’s 2006 annual meeting of stockholders, which was filed with the SEC on March 17, 2006. Investors and security holders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

2.1	Agreement and Plan of Merger dated July 24, 2006, by and among WatchGuard Technologies, Inc., Gladiator Corporation and Warrior Merger Sub, Inc.

10.1	Support Agreement dated July 24, 2006, among Gladiator Corporation and the stockholders of WatchGuard Technologies, Inc. listed on the signature pages thereto

99.1	Press Release of WatchGuard Technologies, Inc. dated July 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHGUARD TECHNOLOGIES, INC.

Date: July 25, 2006	By:	/s/ Edward J. Borey
	Name:	Edward J. Borey
	Its:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated July 24, 2006, by and among WatchGuard Technologies, Inc., Gladiator Corporation and Warrior Merger Sub, Inc.

10.1	Support Agreement dated July 24, 2006, among Gladiator Corporation and the stockholders of WatchGuard Technologies, Inc. listed on the signature pages thereto

99.1	Press Release of WatchGuard Technologies, Inc. dated July 25, 2006